Exhibit 99.3
                                  ------------

                         CIT Home Equity Loan Trust 1998-1
                   Home Equity Loan Asset Backed Certificates,
                                  Series 1998-1
                                 Exhibit to 10K
                          For The Year Ending 12/31/98



A. Principal collected on Mortgage Loans                          32,439,518.36
B. Interest collected on Mortgage Loans                           16,216,146.32
C. All Liquidation Proceeds with respect to Principal                      0.00
D. All Liquidation Proceeds with respect to Interest                       0.00
E. Recoveries on previously Liquidated Mortgages                           0.00
F. Principal portion of Purchase Price on Repurchased                223,274.24
     Mortgage Loans
G. Interest portion of Purchase Price on Repurchased                   1,348.95
     Mortgage Loans
H. Master Servicer Monthly Advances (net of Compensating           2,545,533.58
     Interest)
I. Reimbursement of prior months Servicer Advances                (1,024,863.37)
J. Compensating Interest                                              31,034.86
K. Investment Earnings on Certificate Account                              0.00


L. Aggregate Distribution made in respect of
Interest:
 1. Class A-1 @ applicable Pass-Through Rate                       1,276,307.36
 2. Class A-2 @ applicable Pass-Through Rate                         995,990.57
 3. Class A-3 @ applicable Pass-Through Rate                       1,193,200.00
 4. Class A-4 @ applicable Pass-Through Rate                         675,972.24
 5. Class A-5 @ applicable Pass-Through Rate                         305,103.33
 6. Class A-6 @ applicable Pass-Through Rate                         317,673.80
 7. Class A-7 @ applicable Pass-Through Rate                         522,025.00
 8. Class A-8 @ applicable Pass-Through Rate                       1,207,009.25
 9. Class IOX1                                                     1,566,711.86
10. Class IOX2                                                       784,490.45
11. Class M-1 @ applicable Pass-Through Rate                         647,259.71
12. Class M-2 @ applicable Pass-Through Rate                         575,348.48
13. Class B-1 @ applicable Pass-Through Rate                         384,089.61
14. Class B-2 @ applicable Pass-Through Rate                         357,332.00
15. Class B-3 @ applicable Pass-Through Rate                         238,256.24
16. Class B-4 @ applicable Rate                                      297,811.57
                                                                ---------------
                  Total Interest Distributions                    11,344,581.47

M. Aggregate Distribution made in respect of Principal:

        Class A Principal Distribution Amount
                  1.  Class A-1                                   26,019,204.19
                  2.  Class A-2                                            0.00
                  3.  Class A-3                                            0.00
                  4.  Class A-4                                            0.00
                  5.  Class A-5                                            0.00
                  6.  Class A-6                                            0.00
                  7.  Class A-7                                            0.00
                  8.  Class A-8                                    6,643,588.41
                  9.  Class A-9                                            0.00
                                                                ---------------
          Total Class A Principal Distribution                    32,662,792.60

        Class M Principal Distribution Amount
                  1.  Class M-1                                            0.00
                  2.  Class M-2                                            0.00
                                                                ---------------
          Total Class M Principal Distribution                             0.00

        Class B Principal Distribution Amount
                  1.  Class B-1                                            0.00
                  2.  Class B-2                                            0.00
                                                                ---------------
          Total Class B Principal Distribution                             0.00

N.  Aggregate Master Servicer Distribution                         1,239,502.13

O.  Aggregate Class R Distribution                                 4,409,897.38

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P.  Delinquency Information as of 12/31/98          Account             Number
                                                ---------------       ---------
      (a)  31-59 Days                             11,273,196.69             190
      (b)  60-89 Days                              3,864,985.92              70
      (c)  90-119 Days                             2,417,865.39              40
      (d)  120 + Days                              3,315,022.45              60


Q.  Contracts Liquidated in 1998                           0.00